UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 16, 2021, the Rubicon Technology, Inc.’s (the “Company”) Board of Directors appointed Kevin T. Lusardi, effective March 17, 2021, to serve as the Company’s Chief Financial Officer. Mr. Lusardi has been acting as a consultant to the Company since November 30, 2020. From 2019 to 2020, Mr. Lusardi was the Director of Finance with the Hydraulic Institute an industry trade organization. From 2015 to 2018 Mr. Lusardi was the Controller at PureCare, a bedding manufacturer. Prior to 2015, Mr. Lusardi held senior financial management roles with Verizon Wireless, Bon Chef, Inc. a food equipment manufacturer, and various companies in the manufacturing and service industries. Mr. Lusardi is a licensed certified public accountant by the State of Pennsylvania and holds a BA in finance from Muhlenberg College.

Mr. Lusardi, 64, has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he will be selected as the Chief Financial Officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Lusardi that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

The Company entered into an executive employment agreement with Mr. Lusardi, effective as of March 17, 2021. Pursuant to Mr. Lusardi’s employment agreement, he will receive an annual base salary of $170,000, which will be reviewed by the Board on an annual basis. The Executive shall be paid a fixed cash payment of (A) Five Thousand ($5,000) following each of the Company’s filing with the Securities and Exchange Commission (the “SEC”) of its Report on Form 10-Q and (B) Ten Thousand Dollars ($10,000) following the later of the Company’s (x) filing with the SEC of its Report on Form 10-K and (y) holding of its Annual Meeting of Stockholders. In addition, every year the Employee is eligible to receive an objective bonus based upon criteria determined by the Board. The Employee must be an employee of the Company in good standing on the date that each such bonus is to be paid.

The Board also granted Mr. Lusardi 9,000 restricted stock units under the Company’s 2016 Stock Incentive Plan (the “Plan”), which vest in equal amounts if the average price of Rubicon’s Common Stock over a 15 business day period is equal to or greater than $11, $12.50 and $14 per share.

During the term of Mr. Lusardi’s employment and for a period of twelve (12) months thereafter, Mr. Lusardi will be subject to a non-compete agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Rubicon Technology, Inc. and Kevin T. Lusardi, dated as of March 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: March 22, 2021	By:	/s/ Timothy E. Brog
	Name:	Timothy E. Brog
	Title:	Chief Executive Officer

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